UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2016

SABINE PASS LNG, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-138916	20-0466069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street, Suite 1900 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)
(713) 375-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On October 14, 2016, we issued a notice of redemption to redeem all of our outstanding $420.0 million in aggregate principal amount of 6.50% Senior Secured Notes due 2020 (the “2020 Notes”). The redemption date will be November 30, 2016 (the “Redemption Date”) and the price will be equal to 103.250% of the principal amount of the 2020 Notes, plus accrued and unpaid interest and additional interest, if any, on the 2020 Notes to, but not including, the Redemption Date. Concurrently with the redemption of the 2020 Notes, we intend to repay all of our outstanding $1,665.0 million in aggregate principal amount of 7.50% Senior Secured Notes due 2016 (the “2016 Notes”), which mature on the Redemption Date, at a price equal to 100% of the principal amount of the 2016 Notes, plus accrued and unpaid interest and additional interest, if any, on the 2016 Notes to, but not including, the Redemption Date.

Forward-Looking Statements
This filing contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical fact, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, statements regarding Sabine Pass LNG, L.P.’s (“SPLNG”) business strategy, plans and objectives, including the redemption of the 2020 Notes and the repayment of the 2016 Notes. Although SPLNG believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. SPLNG’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in SPLNG’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Other than as required under the securities laws, SPLNG does not assume a duty to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABINE PASS LNG, L.P

	By:	SABINE PASS LNG-GP, LLC,
its general partner

Date: October 18, 2016	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Chief Financial Officer